For Immediate Release

Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Second Quarter Revenue Increases 54%
From Prior Year

Quarterly sequential revenue growth is 7%

NEW YORK, NY – August 3, 2004 – LivePerson, Inc. (NasdaqSC: LPSN), a leading provider of software solutions for online communications including sales, marketing and customer service, today announced financial results for the second quarter ended June 30, 2004.

Revenue for the second quarter was $4.3 million, a 54% increase from the second quarter of 2003, and a 7% sequential increase versus the first quarter of 2004. Revenue growth versus the prior year was due primarily to existing client growth, the addition of new clients and to a lesser extent, the Island Data acquisition effective January 1, 2004. Revenue growth versus the prior quarter was due primarily to an increase in professional services revenue, the addition of new clients and existing client growth.

“We are pleased with the results in the second quarter,” CEO Robert LoCascio stated. “We were able to surpass our internal expectations and have added or expanded business with a solid list of large corporate customers.”

Clients added recently include American Airlines, Bell Quebec, EDS, Stanley Works, Steamboat Ski & Resort, Verizon Online and Verizon Wireless. Existing clients adding expanded services recently include Ameritrade, Bell Canada, Fujitsu, Neiman Marcus, Rackspace, Toyota and Verisign.

Net income for the second quarter of 2004 was $0.7 million or $0.02 per share, as compared to net income of $0.7 million or $0.02 per share in the first quarter of 2004, and a net loss of $(1.0) million, or $(0.03) per share in the second quarter of 2003. Net income in the second quarter of 2003 included the impact of a $1.0 million restructuring charge.

Earnings before interest, taxes, depreciation, amortization and non-cash compensation (EBITDA) for the second quarter of 2004 was $1.0 million versus $1.0 million in the first quarter of 2004 and a loss of $(0.6) million in the second quarter of 2003. EBITDA in the second quarter of 2003 included the impact of the restructuring charge.

A reconciliation of the differences between EBITDA and the most comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) is located under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included in this press release.

LivePerson considers EBITDA and cash from operations to be important financial indicators of the Company's operational strength and the performance of its business. EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

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Financial Expectations
The Company currently expects the following financial results:
  Sequential quarterly revenue growth of 6%, to $4.6 million for Q3 2004
  Annual revenue of $18.0 to $18.5 million for the full year 2004
  EBITDA of $0.03 per share and GAAP EPS of $0.02 in Q3 2004
  EBITDA of $0.12 per share and GAAP EPS of $0.08 for the full year 2004

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization and non-cash compensation and is expected to be $0.01 per share in Q3 and $0.04 per share for the full year 2004.

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LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30
	(Unaudited)		(Unaudited)
	2004	2003	2004	2003

Total revenue	$4,342	$2,826	$8,414	$5,355

Operating expenses:
Cost of revenue	694	514	1,386	1,006
Product development	516	419	955	751
Sales and marketing	1,240	856	2,394	1,583
General and administrative	988	786	1,909	1,598
Amortization of other intangibles	179	253	358	507
Restructuring charge	-	1,024	-	1,024

Total operating expenses	3,617	3,852	7,002	6,469

Income (loss) from operations	725	(1,026)	1,412	(1,114)

Other income, net	11	6	23	11

Income (loss) before provision for income taxes	736	(1,020)	1,435	(1,103)

Provision for income taxes	33	-	33	-

Net income (loss)	$703	$(1,020)	$1,402	$(1,103)

Basic net income (loss) per share	$0.02	$(0.03)	$0.04	$(0.03)

Diluted net income (loss) per share	$0.02	$(0.03)	$0.04	$(0.03)

Weighted average shares outstanding used in basic net income (loss) per share calculation	37,318,804	34,229,236	37,164,618	34,192,755

Weighted average shares outstanding used in diluted net income (loss) per share calculation	38,241,702	34,229,236	38,277,664	34,192,755

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LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Six Months Ended

	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2004	2003	2004	2003

Net income (loss) in accordance with generally accepted accounting principles	$703	$(1,020)	$1,402	$(1,103)
Add/(less):
(a) Amortization of other intangibles	179	253	358	507
(b) Non-cash compensation	69	42	129	48
(c) Depreciation	59	116	116	208
(d) Provision for income taxes	33	-	33	-
(e) Interest income, net	(11)	(6)	(23)	(18)

EBITDA (1)	$1,032	$(615)	$2,015	$(358)

Fully diluted EBITDA per share	$0.03	$(0.02)	$0.05	$(0.01)

Weighted average shares used in EBITDA per share calculation
Fully diluted	38,241,702	34,229,236	38,277,664	34,192,755

EBITDA	$1,032	$(615)	$2,015	$(358)
Add/(less):
Changes in operating assets and liabilities	(171)	960	(1,304)	1,023
Provision for doubtful accounts	-	-	15	15
Provision for income taxes	(33)	-	(33)	-
Interest income, net	11	6	23	18

Net cash provided by operating activities	$839	$351	$716	$698

(1) Earnings before interest, taxes, depreciation, amortization and non-cash compensation.

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LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)

	June 30, 2004	December 31, 003

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,409	$10,898
Accounts receivable, net	1,097	1,239
Prepaid expenses and other current assets	608	318

Total current assets	13,114	12,455

Property and equipment, net	491	341
Other intangibles, net	1,760	361
Security deposits	129	129
Other assets	298	251

Total assets	$15,792	$13,537

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$184	$116
Accrued expenses	1,445	2,577
Deferred revenue	1,199	1,276

Total current liabilities	2,828	3,969

Other liabilities	279	232

Commitments and contingencies

Total stockholders' equity	12,685	9,336

Total liabilities and stockholders' equity	$15,792	$13,537

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About LivePerson
LivePerson is a leading provider of software solutions for online communications, including online sales, marketing and customer service. LivePerson’s services enable online businesses to communicate securely with Internet users in real time, thereby enhancing the online experience. With real-time solutions consisting of chat, marketing and selling tools, a self-service FAQ product and email management, LivePerson offers clients the opportunity to increase sales, lower customer service costs and increase responsiveness to customer needs. LivePerson is headquartered in New York City.

EBITDA Financial Disclosure
Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation, amortization and non-cash compensation, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Forward Looking Statements
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. The following factors, among others, could cause our actual results to differ materially from those described in a forward-looking statement: our history of losses; potential fluctuations in our quarterly and annual results; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing and customer service solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the possible unavailability of financing as and if needed; risks related to the operational integration of acquisitions; risks related to our international operations, particularly our operations in Israel, and the current civil and political unrest in that region; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.